EXHIBIT 99.1

Pursuant to Rule 425 under the Securities Act of 1933

and deemed to be filed pursuant to Rule 14a-12 of

the Securities Exchange Act of 1934

Subject Company: Movie Star, Inc.

Commission File No.: 333-143619

1115 BROADWAY New York, NY 10010 (212) 798-4700

Movie Star, Inc. Announces Filing of Preliminary Proxy Statement

for Proposed Merger with Frederick’s of Hollywood and

Filing of Registration Statement for $20 Million Rights Offering

New York, New York (June 11, 2007)—Movie Star, Inc. (AMEX: MSI) (“Movie Star”) announced today that it has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) for a special meeting of shareholders to be held to consider, among other things, a proposal to approve the issuance of shares of Movie Star common stock in connection with the transactions contemplated by the previously announced definitive merger agreement that provides for the merger of a wholly-owned subsidiary of Movie Star into FOH Holdings, Inc. (“FOH Holdings”), the parent company of Frederick’s of Hollywood, Inc. As a result of the merger, FOH Holdings will become a wholly-owned subsidiary of Movie Star. Pursuant to the merger agreement, FOH Holdings’ stockholders will receive approximately 23.7 million shares of newly issued Movie Star common stock in the merger, or 60% of the combined company without giving effect to the rights offering described below.

Once the preliminary proxy statement is cleared by the SEC, Movie Star will mail a definitive proxy statement to its shareholders of record as of a future date to be determined. The date of the special meeting of shareholders and the record date for the meeting will be specified in the definitive proxy statement. For shareholders’ general information, the preliminary proxy statement is available on the SEC’s website at www.sec.gov or Movie Star’s website at www.moviestarinc.com.

Movie Star also announced today that it has filed a registration statement with the SEC covering shares of Movie Star common stock to be issued upon the exercise of non-transferable subscription rights. Upon the effectiveness of the registration statement, Movie Star will distribute to its shareholders as of the record date, which has not yet been determined, one subscription right for each share of Movie Star common stock held. Movie Star will raise an aggregate of $20 million in gross proceeds through the rights offering and a commitment by the standby purchasers discussed below. The net proceeds from this offering will be primarily used to launch Frederick’s of Hollywood’s growth initiative to open approximately 50 stores over a three-year period following the closing of the merger and the rights offering.

Each subscription right will entitle a shareholder to purchase a predetermined number of shares of Movie Star common stock, rounded down in the aggregate to the nearest whole number, at a subscription price to be determined. If the subscription rights are not exercised in full by Movie Star shareholders, Fursa Alternative Strategies, LLC (“Fursa”) and certain funds and accounts affiliated with, managed by, or over which Fursa or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, Tokarz Investments, LLC and TTG Apparel, LLC, have agreed to act as standby purchasers and purchase directly from Movie Star, at the same subscription price, all shares of Movie Star common stock not subscribed for in the rights offering.

Neither Movie Star, its board of directors, nor any committee of the board of directors is making any recommendation to shareholders as to whether to exercise their subscription rights to purchase shares of Movie Star common stock. A registration statement relating to these securities has been filed with the SEC, but has not yet become effective. The subscription rights will not be distributed and shares of Movie Star common stock may not be sold and offers may not be accepted prior to the time the registration statement becomes effective. The rights offering will only be made by means of the prospectus, which is not yet available. When available, a copy of the prospectus may be obtained from Movie Star, Inc., 1115 Broadway, New York, New York 10010, Attention: Investor Relations, or Morrow & Co., Inc., 470 West Avenue, Stamford, Connecticut 06902.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, and there shall not be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under securities laws of any such state.

The closing of the transactions contemplated by the merger agreement, including the rights offering, are expected to occur in the fourth calendar quarter of 2007, subject to the approval of the matters specified in the preliminary proxy statement by Movie Star’s shareholders and other customary closing conditions. The preliminary proxy statement contains important information regarding these conditions and the transactions in general.

MOVIE STAR, INC. designs, manufactures (through independent contractors), imports, markets and distributes women’s intimate apparel, including sleepwear, robes, leisurewear and daywear, to mass merchandisers, specialty and department stores, discount retailers, national and regional chains and direct mail catalog marketers throughout the United States. Current collections include the Cinema Etoile premium line of intimate apparel and the Movie Star line of apparel sold as private label programs.

Important Additional Information Will be Filed with the SEC

In connection with the transactions contemplated by the merger agreement, Movie Star will file a definitive proxy statement and a final prospectus with the SEC. BEFORE MAKING ANY INVESTMENT DECISION TO PARTICIPATE IN THE RIGHTS OFFERING, MOVIE STAR SHAREHOLDERS ARE URGED TO READ THE FINAL PROSPECTUS CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED RIGHTS OFFERING. BEFORE MAKING ANY VOTING DECISION, MOVIE STAR SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE

BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Movie Star shareholders and other interested parties will be able to obtain, without charge, a copy of the definitive proxy statement and final prospectus (when available) and other relevant documents filed with the SEC, from the SEC’s website at http://www.sec.gov. Movie Star shareholders and other interested parties will also be able to obtain, without charge, a copy of the definitive proxy statement, final prospectus and other relevant documents (when available) by directing a request by mail or telephone to Movie Star, Inc., 1115 Broadway, New York, NY 10010, telephone: (212) 798-4700.

Participants in the Solicitation

Movie Star and its directors and officers may be deemed to be participants in the solicitation of proxies from Movie Star shareholders with respect to the transactions contemplated by the merger agreement. Information about Movie Star’s directors and executive officers and their ownership of Movie Star common stock is set forth in the preliminary proxy statement referenced above and will be set forth in the definitive proxy statement. Shareholders and investors may obtain additional information regarding the interests of Movie Star and its directors and executive officers in the transactions contemplated by the merger agreement, which may be different than those of Movie Star shareholders generally, by reading the proxy statement and other relevant documents regarding the transactions contemplated by the merger agreement that have been or will be filed with the SEC.

Forward Looking Statement

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the industry; general economic conditions; addition or loss of significant customers; the loss of key personnel; product development; competition; risks of doing business abroad; foreign government regulations; fluctuations in foreign rates; rising costs for raw materials and the unavailability of sources of supply; the timing of orders booked; failure to realize the merger’s anticipated synergies; approval of the transactions by Movie Star’s shareholders and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the other risks that are described from time to time in Movie Star’s SEC reports.

CONTACT:		INVESTOR RELATIONS:
Movie Star, Inc. Thomas Rende, CFO (212) 798-4700	-or-	SM Berger & Company, Inc. Stanley Berger (216) 464-6400